Exhibit 23.1

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

12 July 2006

Commissioners,

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Amarin Corporation plc of our report dated March 30, 2006 relating to the financial statements and financial statement schedules, which appears in Amarin Corporation plc's Annual Report on Form 20-F for the year ended December 31, 2005. We also consent to the references to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP